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                                                                     EXHIBIT 4.3

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES D PREFERRED STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                       OF

                           HARKEN ENERGY CORPORATION

                          ____________________________

                            PURSUANT TO SECTION 151
            OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          ____________________________


         HARKEN ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on September 27, 1995 duly adopted the following resolution establishing and creating a series of 6,000 shares of Preferred Stock, par value $1.00 per share, of the Corporation:

                 RESOLVED, that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                            SERIES D PREFERRED STOCK

         Section 1. Number of Shares and Designation. 6,000 shares of the Preferred Stock, par value $1.00 per share, of the Corporation are hereby constituted as a series of the Preferred Stock designated as "Series D Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock").

         Section 2. Definitions. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated:




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                 "Board of Directors" shall mean the Board of Directors of the
         Corporation or, except for purposes of Section 8 hereof, any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

                 "Common Stock" shall mean the Common Stock of the Corporation, par value $.01 per share.

                 "dividend payment date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

                 "dividend payment record date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

                 "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding quarterly dividend period (other than the initial Dividend Period, which, for each original issuance of shares of Series D Preferred Stock, shall commence on the date of original issue of such shares and end on and include the day preceding the first day of the quarterly dividend period next following the quarterly dividend period that includes such date of original issue).

                 "Junior Stock" shall have the meaning set forth in paragraph
         (a)(iii) of Section 7 hereof.

                 "mandatory redemption date" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

                 "Parity Stock" shall have the meaning set forth in paragraph
         (a)(ii) of Section 7 hereof.

                 "Redemption Price" shall have the meaning set forth in paragraph (a) of Section 5 hereof.

                 "Senior Stock" shall have the meaning set forth in paragraph
         (a)(i) of Section 7 hereof.

                 "Series C Preferred Stock" shall mean the Series C Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Corporation.





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                 "Transfer Agent" means such agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series D Preferred Stock.

         Section 3.       Dividends.

         (a) The holders of shares of the Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate of 15% (equal to one hundred and fifty dollars ($150.00) per share of Series D Preferred Stock); provided, however, that if, at the time of the first issuance of shares of Series D Preferred Stock, any shares of Series C Preferred Stock remain outstanding and the consent of the holders of all such outstanding shares of Series C Preferred Stock referred to in Section 7(b) hereof has not been obtained, the annual dividend rate of the Series D Preferred Stock shall be 17.5% (equal to one hundred and seventy-five dollars ($175.00) per share of Series D Preferred Stock). Such dividends shall be payable quarterly, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "dividend payment date"), commencing, for each original issuance of shares of Series D Preferred Stock, on the last day of the Dividend Period next following the initial Dividend Period with respect to such shares. If any dividend payment date shall otherwise be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on shares of Series D Preferred Stock shall accrue (whether or not declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends) on a daily basis from and including the date of original issue of such shares. Accrued dividends shall be cumulative, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, as follows: (i) accrued dividends for an initial Dividend Period shall accumulate to the extent not paid on the dividend payment date occurring on the last day of the Dividend Period next following such initial Dividend Period; and (ii) accrued dividends for each other Dividend Period shall accumulate to the extent not paid on the dividend payment date occurring on the last day of the Dividend Period for which they accrue. Arrearages in the payment of dividends on the Series D Preferred Stock, whether or not such dividends are declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends, shall accrue interest at a rate per annum which is equal to the lesser of (a) a rate which is two percent (2%) above the prime rate of interest of First Interstate Bank of Texas, N.A., as announced or published by such bank from time to time or a similar rate of interest if a prime rate is not announced or published by such bank, or (b) the maximum rate from time to time permitted by applicable law, until paid. As used herein, the term "cumulative" with respect to dividends includes accumulated dividends, whether or not such dividends are declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends, and any interest accrued thereon. Cumulative and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date,





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not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable for each full Dividend Period for the Series D Preferred Stock shall be computed by dividing the annual dividend amount by four (rounded down to the nearest cent). The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series D Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series D Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive the Redemption Price of such shares on the date fixed for redemption in accordance with the provisions of Section 5 hereof, which shall include all accrued and unpaid dividends thereon to the date fixed for redemption. Holders of shares of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the Series D Preferred Stock. Except as expressly provided in paragraph (a) of this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which are in arrears.

         (c) So long as any shares of the Series D Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Stock ranking, as to dividends, on a parity with the Series D Preferred Stock, for any period unless full cumulative dividends on all outstanding shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series D Preferred Stock and any Parity Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon such Parity Stock shall be declared and paid pro rata, as nearly as practicable, so that the amounts of dividends per share declared and paid on the Series D Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio, as nearly as practicable, that accrued and unpaid dividends per share on the shares of the Series D Preferred Stock and on such Parity Stock bear to each other.

         (d) So long as any shares of the Series D Preferred Stock are outstanding, no Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless the full cumulative dividends, if any, accrued on all outstanding shares of the Series D Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Stock. The foregoing provisions of this Section 3(d) shall not apply to any mandatory redemption by the Corporation





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of the Series C Preferred Stock on or after the mandatory redemption date (as defined in Section 5(b) hereof).

         (e) Subject to Section 5(c) hereof, so long as any shares of the Series D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or in rights to acquire shares of, Junior Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Corporation) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding up), unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series D Preferred Stock and any Parity Stock ranking on a parity with the Series D Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Stock and for the current dividend period with respect to such Parity Stock.

         Section 4.       Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock ranking junior to the Series D Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series D Preferred Stock shall be entitled to receive one thousand dollars ($1,000) per share plus an amount per share equal to all dividends (whether or not earned or declared) (including cumulative dividends) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any Parity Stock ranking on a parity with the Series D Preferred Stock in respect of the distribution of assets upon liquidation, dissolution, or winding up unless there shall likewise be paid at the same time to the holders of the Series D Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series D Preferred Stock and the holders of all outstanding shares of such Parity Stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any shares of Parity Stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series D Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series D Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series D Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, neither a





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consolidation or merger of the Corporation with one or more corporations or other entities nor a sale, lease, exchange or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) Subject to the rights of the holders of Parity Stock or Senior Stock ranking on a parity with or prior to the Series D Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock, as provided in this Section 4, any holders of any Junior Stock ranking junior to the Series D Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applicable thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series D Preferred Stock shall not be entitled to share therein.

         (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation.

         Section 5.       Redemption.

         (a) At any time and from time to time on or after October 12, 1997, the Corporation may, at its option, redeem, out of funds of the Corporation legally available therefor, all (but not less than all) of the shares of Series D Preferred Stock at the time outstanding at a redemption price equal to one thousand dollars ($1,000) per share plus an amount per share equal to all dividends (whether or not earned or declared) (including cumulative dividends) accrued and unpaid thereon to the date fixed for redemption (the "Redemption Price"). Such redemption shall be made in accordance with the notice and other provisions of Section 5(d) hereof.

         (b) On October 12, 2000 (the "mandatory redemption date"), the Corporation shall, subject to the further provisions of this paragraph (b), redeem all shares of Series D Preferred Stock at the time outstanding at a price per share equal to the Redemption Price. If the funds of the Corporation legally available for redemption of the Series D Preferred Stock on the mandatory redemption date are insufficient to redeem the total number of shares of Series D Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum possible number of such shares. At any time or times thereafter when additional funds of the Corporation are legally available for the redemption of Series D Preferred Stock, such funds shall promptly be used to redeem at the Redemption Price the balance of the shares (or, if such funds are insufficient to redeem all outstanding shares, the maximum possible number of shares) of Series D Preferred Stock that the Corporation has become obligated to redeem but which it has not redeemed. Such redemption or redemptions shall be made in accordance with the notice and other provisions of this Section 5.





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         (c)     At any time after the mandatory redemption date, if the
Corporation shall not have redeemed all of the issued and outstanding shares of Series D Preferred Stock required to be redeemed pursuant to Section 5(b) hereof, then, until all such shares have been so redeemed, no dividends (other than dividends or distributions paid in shares of, or in rights to acquire shares of, Junior Stock) shall be declared or paid or set apart for payment, or other distribution declared or made or set apart for payment, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or in exchange for Junior Stock), nor shall any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the purchase or redemption of any shares of any Parity Stock) by the Corporation (except by conversion into or in exchange for Junior Stock), unless, in the case of the mandatory redemption of, repurchase of or fulfillment of a sinking fund obligation in respect of, any other series of Parity Stock, payments made in respect of the mandatory redemption of, repurchase of, or fulfillment of a sinking fund obligation in respect of, the Series D Preferred Stock and all other series of Parity Stock then issued and outstanding and entitled to such mandatory payments are made pro rata, as nearly as practicable, so that the amounts of such payments made on the Series D Preferred Stock and such other series of Parity Stock shall in all cases bear to each other the same ratio, as nearly as practicable, that such mandatory payments required to be made on the Series D Preferred Stock and such other series of Parity Stock bear to each other. Accrued and unpaid dividends on outstanding shares of Parity Stock need not be paid or set apart for payment as a condition to, or in connection with, any mandatory redemption of the Series D Preferred Stock.

         (d) Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the redemption date, to each holder of record of shares of Series D Preferred Stock at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. If, on the redemption date, funds necessary for the redemption of shares of Series D Preferred Stock shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing such shares of Series D Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares so called shall cease to accrue after the redemption date, such shares shall no longer be deemed outstanding, all rights of the holders of such shares as stockholders of the Corporation shall cease, and all rights whatsoever with respect to such shares so called for redemption (except the right of the holders to receive the applicable Redemption Price without interest (except for interest accrued on dividend arrearages pursuant to Section 3(a) hereof) upon surrender of their certificates therefor) shall terminate, and such shares shall be deemed to be redeemed. Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price aforesaid.





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         (e)     If fewer than all the outstanding shares of Series D Preferred
Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series D Preferred Stock pro rata (as near as may be). If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         Section 6. Shares to be Retired. All shares of Series D Preferred Stock purchased, redeemed or exchanged by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be reissued.

         Section 7.       Ranking.

         (a) Any series or class or classes of stock of the Corporation shall be deemed to be:

                 (i) Senior Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Stock;

                 (ii) Parity Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of such series or class of stock and of the Series D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

                 (iii) Junior Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be the Common Stock or if the holders of Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

         (b) For purposes of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the shares of the Series C Preferred Stock shall be deemed to be Parity Stock, provided that the holders of all outstanding shares of Series C Preferred Stock shall have duly consented thereto and to the changes in the rights and preferences of the Series C Preferred Stock effected hereby prior to the first issuance of shares of Series D Preferred Stock. In the absence of such consent, the shares of the Series C Preferred Stock shall be deemed to be Senior Stock.





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         Section 8.       Voting.

         (a)     Except as otherwise required by law and as specified in this
Section 8, the holders of shares of Series D Preferred Stock shall not have any right or power to vote on or consent with respect to any matter or in any proceeding or to be represented at any meeting of stockholders. Holders of shares of Series D Preferred Stock shall be entitled to receive all annual reports, proxy statements or other information required by law to be provided by the Corporation to all holders of Common Stock. On any matters on which the holders of shares of Series D Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

         (b) So long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of a majority of the shares of Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of Senior Stock or
(ii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation which would materially and adversely affect any right, preference, privilege or voting power of shares of Series D Preferred Stock or of the holders thereof. The increase in the amount of authorized preferred stock of the Corporation or the creation and issuance, or increase in amount of authorized shares, of other series of Parity Stock or Junior Stock shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting power.

         (c) Whenever, at any time or times, dividends payable on the shares of Series D Preferred Stock at the time outstanding have not been paid and remain unpaid in an aggregate amount equal to at least three full quarterly dividends on such shares (whether or not consecutive), or if the Corporation shall have failed to redeem all outstanding shares of Series D Preferred Stock on the mandatory redemption date as required by Section 5(b) hereof, the holders of the outstanding shares of Series D Preferred Stock shall have the right, voting separately as a class, to elect one director of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Series D Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Series D Preferred Stock as set forth in Section 8(d) hereof. Upon the vesting of such rights of the holders of Series D Preferred Stock, the then authorized number of members of the Board of Directors shall automatically be increased by one and the vacancy so created shall be filled by vote of the holders of outstanding Series D Preferred Stock as hereinafter set forth. If such voting rights shall become vested as a result of a default in the payment of dividends, as aforesaid, the right of holders of Series D Preferred Stock, voting separately as a class, to elect a member of the Board of





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Directors as aforesaid shall continue until such time as all dividends accumulated on Series D Preferred Stock shall have been paid, or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned in the first sentence of this paragraph (a). If such voting rights shall become vested as a result of a default in the redemption of shares of Series D Preferred Stock, as aforesaid, the right of holders of Series D Preferred Stock, voting separately as a class, to elect a member of the Board of Directors as aforesaid shall continue for so long as any such shares of Series D Preferred Stock remain outstanding. As long as any shares of Series D Preferred Stock shall remain outstanding, the number of directors of the Corporation (excluding any director elected by vote of the holders of shares of Series D Preferred Stock) elected at any meeting of stockholders of the Corporation at which directors are to be elected shall not be such as would cause the number of directors in office after such meeting (excluding any director elected by vote of the holders of shares of Series D Preferred Stock) to exceed the number which is one less than the maximum number of directors permitted by the Certificate of Incorporation, as amended, of the Corporation. Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Series D Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings, or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         (d)     At any time when the right to elect a director pursuant to
Section 8(c) hereof shall have vested in the holders of shares of Series D Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of the holders of record of not less than 10% of the shares of Series D Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of Series D Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice to holders of Series D Preferred Stock given as required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 10 days after the personal service of such written request upon the Secretary of the Corporation, or within 15 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of not less than 10% of the shares of Series D Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice to holders of Series D Preferred Stock given as required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Series D Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (e) The director elected as provided in Section 8(c) hereof shall serve until the next annual meeting or until his successor shall be elected and shall qualify; any director elected by the holders of Series D Preferred Stock may be removed without cause by, and shall not be removed without cause otherwise than by, the vote of the holders of a majority of the outstanding shares of the Series D Preferred Stock who are entitled to participate in such election of directors, voting separately as a class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation, as amended, and Bylaws of the Corporation. If the office





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of any director elected by the holders of Series D Preferred Stock, voting separately as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the holders of Series D Preferred Stock, voting separately as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series D Preferred Stock to vote for directors as herein provided, the term of office of the director then in office elected by the holders of Series D Preferred Stock, voting separately as a class, shall terminate immediately. Whenever the term of office of the director elected by the holders of Series D Preferred Stock, voting separately as a class, shall so terminate and the special voting powers vested in the holders of Series D Preferred Stock shall have expired, the number of directors shall be reduced by one.

         Section 9. No Re-Issuance of Senior Preferred Stock. The Corporation shall not issue any additional shares of Series C Preferred Stock or reissue any shares of its Series A Cumulative Convertible Preferred Stock or Series B Cumulative Convertible Preferred Stock in each case in preference to the Series D Preferred Stock unless the holders of a majority of the shares of the Series D Preferred Stock shall have duly approved such issuance or reissuance.

         Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 11. Notices. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first- class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its offices at 5605 N. MacArthur Boulevard, Suite 400, Irving, Texas 75038 (Attention: Corporate Secretary) or other agent of the Corporation designated as permitted hereby; or, if to any holder of the Series D Preferred Stock, to such holder at the address of such holder of the Series D Preferred Stock as listed in the stock record books of the Corporation (which shall include the records of the Transfer Agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Corporation by the undersigned officer as of the 12th day of October, 1995.


                                        HARKEN ENERGY CORPORATION



                                        By:    /s/ Larry E. Cummings
                                               ------------------------------
                                               Larry E. Cummings,
                                               Vice President





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